EXHIBIT 99.1

News Release

For Immediate Release

                   WorldHeart Announces 2004 Financial Results

                    Reports 41% Year-Over-Year Revenue Growth

Oakland, CA, USA - March 22, 2004: (NASDAQ: WHRT, TSX: WHT) - World Heart Corporation ("WorldHeart" or the "Company"), a global technology leader in mechanical circulatory support systems, today reported its fourth-quarter and full year results to December 31, 2004.

Summary annual financial statements are included with this release. The fiscal 2004 financial statements and financial information included in this release have been prepared in accordance with accounting principles generally accepted ("GAAP") in the United States ("U.S. GAAP") and are presented in U.S. dollars. Prior to December 31, 2004, WorldHeart's annual and quarterly financial statements have been prepared in accordance with Canadian GAAP and in Canadian dollars. The decision to use U.S. GAAP and U.S. dollars for financial reporting reflects the change of the Company's business activities and reporting environment from Canada to the United States.

2004 Fourth Quarter and Yearly Financial Results

For the fourth quarter of 2004, the Company had record revenues of $3.0 million which is an increase of $2.4 million over the revenues of $560,000 recorded in the fourth quarter of 2003 and an increase of $700,000 or 31% over revenues of $2.3 million generated in the third quarter of 2004. In the fourth quarter of 2004, WorldHeart recognized revenue from the shipment of 35 Novacor(R) LVAS implant kits as compared to 25 implant kits in the same quarter in 2003 and 28 implant kits in the third quarter of 2004. The comparative fourth quarter-2003 implant kit sales are before reflecting the return of 20 implant kits and various hardware as part of the Company's re-acquisition of certain non-U.S. distribution rights in 2003. Shipments in the fourth quarter of 2004 totaled 40 kits with five kits included in deferred revenue. The net loss applicable to common shareholders in the fourth quarter of 2004 was $6.3 million as compared to $6.9 million in the same quarter of 2003.

For the fiscal year ended December 31, 2004, WorldHeart generated revenues of $9.6 million which represents an increase of $2.8 million or 41% over the previous fiscal year. Revenues for fiscal 2004 included the sale of 113 Novacor(R) LVAS implant kits as compared to 98 in the 2003 fiscal year. Shipments in the fiscal 2004 year totaled 131 implant kits with revenues associated with 17 implant kits included in deferred revenue. Gross margins for the fiscal 2004 year totaled $1.9 million, or 20% of sales, as compared to $1.8 million, or 27% of sales, in the 2003 fiscal year. Gross margins are expected to improve as production volumes increase. The net loss applicable to common shareholders for the fiscal year of 2004 was $26.1 million, or a net loss of $1.70 per share, as compared to a net loss applicable to common shareholders in the 2003 fiscal year of $18.2 million or $2.90 per share. WorldHeart ended 2004 with cash and cash equivalents of $8.8 million.

Other expenses for fiscal 2004 were $6.5 million as compared to other income in fiscal 2003 of $5.7 million representing a change of $12.2 million. In 2003 other income consisted primarily of an approximate $10 million non-cash foreign exchange gain on the preferred shares of WorldHeart's subsidiary, partially offset by non-cash interest expense. These preferred shares were converted into common shares in 2003. In 2004 other expenses primarily relates to a non-cash charge of $5.8 million relating to the beneficial conversion feature of the convertible debentures issued during the year.

A Review of Highlights for 2004

Other important achievements and developments for WorldHeart in 2004 included:

     o Appointment of Jal S. Jassawalla as President and Chief Executive Officer in the third quarter and the decision to consolidate North American operations to Oakland, California;

     o The addition of eight new US clinical centers in the second half of 2004 as compared to one new center in the eighteen months prior to that;

     o Food and Drug Administration ("FDA") approval and commencement of the RELIANT long-term use (destination therapy) trial for the Novacor LVAS in the United States, led by a distinguished clinical executive committee including Dr. Bartley P. Griffith (University of Maryland Medical Center), Dr. James W. Long (LDS Hospital) and Dr. James B. Young (Cleveland Clinic Foundation);

     o An increase in reimbursement rates in the United States by the Centers for Medicare and Medicaid Services ("CMS") the effect of which increased reimbursement for Novacor LVAS procedures by approximately 30% to 40%;

     o Continued medical milestones for the Novacor LVAS including the 1,500th implant, the first six-year supported patient supported by the Novacor LVAS and the 20th anniversary of the first Novacor LVAS implant;

     o FDA Approval to a revision to the United States labeling of the Novacor LVAS to reflect the current device reliability data available to patients and physicians which demonstrates the performance longevity of the Novacor LVAS; and

     o    Listing of our common shares for trading on the NASDAQ National
          Market.

Recent and Planned Activities for 2005

     o    MedQuest Acquisition

          In early 2005 WorldHeart announced that it has agreed to purchase the operations for MedQuest Products, Inc. ("MedQuest"), which is in final development stages of a magnetically-levitated, centrifugal flow rotary ventricular assist device ("VAD"), and to complete a $23 million financing transaction consisting of a private placement and the voluntary exercise of existing shareholder warrants. This transaction is subject to WorldHeart shareholders' approval which is expected to be received on May 9, 2005 at the Company's Annual and Special Meeting of Shareholders and the transaction is expected to close shortly thereafter. Also, with the close of the transaction, WorldHeart will have eliminated all $13.3 million of its convertible debentures and up to $1.8 million of interest that would have accrued over the five-year life to their maturity on September 12, 2009.

     o    RELIANT Trial

          To date we have enrolled ten clinical centers and nine patients in the trial. Approximately ten other leading centers are well into the process of completing their internal institutional review processes. Total center enrollment is expected to be approximately 35.

     o    Next-Generation Products

          We have met our key 2004 milestones in the development of our next-generation (Novacor II) pulsatile system. Development of the Novacor II, a small bearingless, pulsatile VAD, will continue with animal implants expected by the end of 2005.

          The MedQuest acquisition will provide WorldHeart with a small, next-generation rotary pump with a magnetically levitated rotor, which is now at an advanced stage of development. Preclinical animal and bench testing are underway with initial feasibility clinical trial expected to beinitiated by the beginning of 2006.

"I am very pleased with the overall progress we have made in 2004, including our 41% year-over-year growth in revenues. We have positioned the company to focus on long-term VAD support or Destination Therapy (DT), which represents the most significant need and growth opportunity in our field" commented Mr. Jassawalla, WorldHeart's President and Chief Executive Officer. "WorldHeart's Novacor is currently the world leader in terms of VAD reliability and long-term durability and we are pleased with the rate of new clinical centers added in the second half of 2004. Our industry needs both pulsatile and rotary VADs to treat the full spectrum of clinical needs of end and late-stage heart failure patients and we have made major strides in the development of a next-generation product platform."

Ceasing to be a Foreign Private Issuer

Prior to March 21, 2005, WorldHeart has been a "Foreign Private Issuer" as defined in the Securities Exchange Act of 1934, as amended the "Exchange Act". Upon consolidation of WorldHeart's operations to Oakland, California, the mind and management of the Company is now located in California and as a result, WorldHeart is no longer a Foreign Private Issuer and is subject to all of the reporting requirements of the Exchange Act applicable to a U.S. domestic issuer. In addition, effective immediately, shareholders will be unable to submit any share certificates for the removal of U.S. legends except in accordance with Rule 144 and/or the qualification of the shares pursuant to a registration statement in the United States.

Update on North American Consolidation

WorldHeart's previously announced transition of its Ottawa, Ontario-based operations to Oakland, California is entering its final stages and is expected to be completed in the second quarter of 2005. Having substantially completed the transition, Mark Goudie, WorldHeart Vice President, Finance and Chief Financial Officer and Robert Corson, Vice President, Manufacturing, both located in Ottawa, are expected to leave the Company in the second quarter of 2005. The Company is in the process of recruiting for these Oakland-based positions, and Mr. Goudie and Mr. Corson will remain as advisors to WorldHeart through a transition period.

Annual and Special Meeting of Shareholders

WorldHeart will hold its Annual and Special Meeting of Shareholders on Monday, May 9, 2005 in Toronto, Ontario, Canada. A subsequent release will provide details as to location and timing of the meeting.

WorldHeart will hold a teleconference today at 11:00 a.m. EST. The teleconference can be accessed domestically by calling 1-800-814-4890 and internationally by calling 416-640-4127. Please dial in ten to fifteen minutes prior to the beginning of the call. A replay of the conference call will be available through Tuesday, April 5, 2005 starting at 2:00 pm (EST) on March 22, 2005. The recording can be accessed at 1-877-289-8525 and by entering passcode 21117845#.

About the RELIANT Trial:

The RELIANT Trial (Randomized Evaluation of the Novacor LVAS in a Non-Transplant Population) will evaluate the Novacor LVAS for Destination Therapy use by patients suffering from irreversible left ventricular failure who are not candidates for transplantation. Recipients will be randomized, on a 2:1 basis, to receive the Novacor LVAS or the HeartMate(R) XVE LVAS.

About Novacor(R)LVAS:

The Novacor LVAS, a pump implanted alongside the patient's own heart to take over a large portion of the workload of the natural heart, supports end-stage heart failure patients. It is an electrically powered, pulsatile flow device with 20 years of clinical use. The Novacor LVAS has unprecedented reliability and durability. It is the first ventricular assist device to provide a recipient with more than 6 years of circulatory support and continues to hold the industry record for longest support on a single device, over 4.5 years. To date, more than 1,600 patients have been supported with the Novacor, with almost 600 patient years of experience, and no deaths attributable to device failure.

The Novacor LVAS is commercially approved as a bridge to transplantation in the U.S. and Canada. In Europe, the Novacor LVAS has unrestricted approval for use as an alternative to transplantation, a bridge to transplantation, and to support patients who may have an ability to recover the use of their natural heart. In Japan, the device is commercially approved for use incardiac patients at risk of imminent death from non-reversible left ventricular failure for which there is no alternative except heart transplantation.

About World Heart Corporation:

World Heart Corporation is a global medical device company headquartered in Oakland, California, USA with an additional facility in Heesch, Netherlands. WorldHeart's registered office is Ottawa, Ontario, Canada.

Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including without limitation, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the medical devices markets, risks associated with costs and delays posed by government regulation, limitations on third-party reimbursement, inability to protect proprietary technology, potential product liability and other risks detailed in the Company's filings with the U.S. Securities and Exchange Commission.

For more information, please contact:
------------------------------------

World Heart Corporation
Peggy Allman
(510) 563-4721
www.worldheart.com

WORLD HEART CORPORATION
Consolidated Balance Sheets
(United States Dollars)

--------------------------------------------------------------------------------------------------------------
                                                                           December 31,         December 31,
                                                                                   2004                 2003
--------------------------------------------------------------------------------------------------------------
ASSETS

Current assets
   Cash and cash equivalents                                            $     3,818,767       $    6,337,677
   Short-term investments                                                     4,999,034           11,720,510
   Trade and other receivables                                                4,238,049            3,894,911
   Prepaid expenses                                                             575,261              614,222
   Inventory                                                                  8,112,525            5,902,866
                                                                   -------------------------------------------
                                                                             21,743,636           28,470,186
Long-term receivable                                                            318,553                    -
Cash pledged as collateral for lease                                            750,000              527,997
Capital assets                                                                2,011,586            3,041,657
Goodwill                                                                     17,179,643           17,179,643
Intangible assets                                                               255,012              879,118
Other assets                                                                          -               81,468
                                                                   -------------------------------------------
                                                                        $    42,258,430       $   50,180,069
                                                                   -------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
   Accounts payable and accrued liabilities                             $     3,854,833       $    8,214,090
   Taxes payable                                                                832,000                    -
   Accrued compensation                                                       1,343,364            1,748,364
   Deferred revenue                                                           1,607,622              176,573
                                                                   -------------------------------------------
                                                                              7,637,819           10,139,027
Convertible debentures                                                        8,177,140                    -
Long-term obligation                                                             16,368                    -
                                                                   -------------------------------------------
                                                                             15,831,327           10,139,027
                                                                   -------------------------------------------

Commitments and contingencies

Shareholders' equity
   Common shares                                                            214,616,061          212,457,492
     Issued and outstanding - 15,744,522 common shares
      (December 31, 2003 - 15,023,689)
   Additional paid-in capital                                                11,451,267            1,081,977
   Cumulative other comprehensive income                                     (6,285,577)          (6,285,577)

   Accumulated deficit                                                     (193,354,648)        (167,212,850)
                                                                   -------------------------------------------
                                                                             26,427,103           40,041,042
                                                                   -------------------------------------------

                                                                             42,258,430       $   50,180,069
--------------------------------------------------------------------------------------------------------------

WORLD HEART CORPORATION
Consolidated Statements of Operations
(United States Dollars)

--------------------------------------------------------------------------------------------------------------
                                                                            Year ended            Year ended
                                                                          December 31,          December 31,
                                                                                  2004                  2003
--------------------------------------------------------------------------------------------------------------
Revenue                                                               $      9,575,761     $       6,775,807
Cost of goods sold                                                          (7,680,384)           (4,968,898)
                                                                    ------------------------------------------
Gross margin                                                                 1,895,377             1,806,909
                                                                    ------------------------------------------

Expenses
   Selling, general and administrative                                     (13,363,796)           (7,263,759)
   Research and development                                                 (5,838,754)           (8,687,901)
   Restructuring costs                                                      (1,787,129)           (3,356,487)
   Amortization of intangibles                                                (515,012)           (2,854,774)
                                                                    ------------------------------------------
                                                                           (21,504,691)          (22,162,921)
                                                                    ------------------------------------------

Loss before the undernoted                                                 (19,609,314)          (20,356,012)

Other income (expenses)
   Foreign exchange gain (loss)                                               (308,338)           10,055,129
   Investment income                                                            99,427               105,596
   Loss on disposal of capital assets                                          (46,431)              (27,147)
   Interest expense and financing costs                                     (6,277,142)           (4,406,620)
                                                                    ------------------------------------------

Net loss for the year                                                      (26,141,798)          (14,629,054)
Accretion on preferred shares                                                        -            (1,614,855)
Inducement related to conversion of preferred shares                                 -            (1,924,395)
                                                                    ------------------------------------------

Net loss applicable to common shareholders                            $    (26,141,798)    $     (18,168,304)
                                                                    ------------------------------------------
Weighted average number of common shares outstanding                        15,373,689             6,259,757
                                                                    ------------------------------------------
Basic and diluted loss per common share                               $          (1.70)    $           (2.90)
--------------------------------------------------------------------------------------------------------------

WORLD HEART CORPORATION
Consolidated Statements of Cash Flow
(United States Dollars)

------------------------------------------------------------------------------------------------------------------
                                                                                   Year ended          Year ended
                                                                                 December 31,        December 31,
                                                                                         2004                2003
-------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN)

Operating activities
  Net loss for the period                                                    $    (26,141,798)    $   (14,629,054)
  Items not involving cash -
     Amortization                                                                   1,390,508           3,302,044
     Loss on disposal of capital assets                                                46,431              27,147
     Write down of capital and intangible assets                                      547,366                   -
     Issuance of options and warrants for services and financing costs                 81,466           2,704,247
     Interest on debt                                                               6,266,027                   -
     Unrealized foreign exchange loss (gain)                                            7,956          (9,728,237)
     Gain on settlement of obligation                                                       -          (1,694,300)
  Change in operating components of working capital                                (5,132,726)         (4,939,234)
                                                                          -----------------------------------------
                                                                                  (22,934,770)        (24,957,387)
                                                                          -----------------------------------------
Investing activities
  Purchase of short-term investments                                               (4,999,035)        (10,847,245)
  Redemption of short-term investments                                             11,504,032                   -
  Purchase of capital assets                                                         (363,224)           (150,135)
  Cash pledged as collateral for lease                                               (222,003)            217,178
                                                                          -----------------------------------------
                                                                                    5,919,770         (10,780,202)
                                                                          -----------------------------------------
Financing activities
  Capital lease repayments                                                                  -             (40,460)
  Short-term loan proceeds                                                                  -                   -
  Repayment of short-term loan and accumulated interest                                     -          (1,308,558)
  Senior and subordinated loan proceeds                                                     -           6,542,790
  Repayment of senior and subordinated loan and accumulated interest                        -          (7,367,568)
  Convertible debenture proceeds                                                   13,318,750             856,837
  Repayment of convertible debenture and accumulated interest                               -            (884,108)
  Bridge loan proceeds                                                                      -             767,771
  Repayment of bridge loan and accumulated interest                                         -            (775,068)
  Issuance of common shares through private placement                                       -          48,453,282
  Funds received on the exercise of warrants                                        1,499,403           1,120,555
  Payment of expenses relating to financing                                          (378,162)           (379,646)
  Repurchase of warrants                                                               (1,000)                  -
  Payment of expenses on the exercise of warrants                                           -             (33,618)
  Payment of expenses related to the issuance of common shares                              -          (4,760,352)
                                                                          -----------------------------------------
                                                                                   14,438,991          42,191,857
                                                                          -----------------------------------------
Effect of exchange rate changes on cash and cash equivalents                           57,099            (273,905)
                                                                          -----------------------------------------
Change in cash and cash equivalents for the period                                 (2,518,910)          6,180,363

Cash and cash equivalents, beginning of the period                                  6,337,677             157,314
                                                                          -----------------------------------------
Cash and cash equivalents, end of the period                                 $      3,818,767     $     6,337,677
-------------------------------------------------------------------------------------------------------------------